Exhibit 10.23

                 EXECUTIVE RETENTION AGREEMENT


     THIS EXECUTIVE RETENTION AGREEMENT (the "Agreement") is made and entered into effective as of the 11th day of May, 2001 (the
"Effective Date"), by and between DAVID E. BOWE, an individual
("Executive"), and ASCENDANT SOLUTIONS, INC., a Delaware corporation (the "Company").


                            RECITALS

     WHEREAS, Executive is now employed by the Company as its President and Chief Executive Officer under the terms of an employment agreement between Executive and the Company dated as of August 8, 2000 (the "Prior Employment Agreement");

     WHEREAS, the parties have certain disputes arising under the Prior Employment Agreement, and desire to compromise and settle any differences, disputes, claims and potential claims between them, rather than engage in the protracted, expensive and time consuming efforts of litigation with the concomitant expenses of attorneys fees, disbursements and loss of time by the parties, and have mutually agreed to terminate the Prior Employment Agreement without continuing liability thereunder for either party;

     WHEREAS, the Board of Directors of the Company ("Board") recognizes that the Executive has contributed significantly to the Company and desires to retain the services of Executive and motivate him to continue to serve as the Company's President and Chief Executive Officer until December 31, 2001, and in such capacity, to inform and advise the Board during the Company's financial restructuring, without Executive being influenced by uncertainties of his own situation; and

     WHEREAS, the Executive is willing to continue serving the Company on the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Company and Executive agree as follows:


                          AGREEMENT

     1.        Prior Employment Agreement.

          This Agreement shall become effective immediately upon its execution by both parties, and subject to the terms and conditions stated in this Agreement, supersedes and terminates the Prior Employment Agreement in its entirety. As such, the parties hereto agree that, upon the execution hereof, the Prior Employment Agreement shall be deemed cancelled by the parties thereto, without further force or effect of any kind.

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     2.   Mutual Release and Settlement.

          For and in consideration of the execution of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, Executive and the Company hereby release, acquit and forever discharge each other, from any and all claims, actions, demands, rights, damages, costs, loss of profits, expenses, compensation, complaints, allegations, or causes of action of any kind whatsoever, at common law, by statute or otherwise which they now have or might have, known or unknown, now existing, directly or indirectly attributable to or arising out of any of the transactions, dealings, or occurrences between Executive and the Company, prior to the date of this Agreement, including without limitation, the Prior Employment Agreement, it being the intention of both the Executive and of the Company to release all claims of any kind which he or it may now have against the other, whether direct claims, indirect claims, or any other claims, whether known or unknown.

     3.   Duties of Executive.

          (a) Executive agrees to remain employed by the Company through December 31, 2001 (the "Term") in his capacity as President and Chief Executive Officer of the Company, to perform customary functions and duties with respect to such position, and to devote all of his working time and attention to the management of the business affairs of the Company and take all actions and do all things necessary or required to effectively implement the Company's Plan of Asset Preservation as adopted by the Board on May 10, 2001, as such Plan of Asset Preservation may be amended, terminated or modified after the date hereof.

          (b) Executive shall perform his duties under this Agreement within the Dallas, Texas metropolitan area. Executive acknowledges and agrees that the performance of his duties may entail travel and other promotional activities on behalf of the Company.

          (c) Executive acknowledges and agrees that the conduct of the business of the Company shall, at all times, be within the exclusive control of the Board.

     4.   Compensation.

          In consideration of the execution hereof, and the Executive's covenants, promises and performance in and under this
Agreement:

          (a) The Company shall pay to Executive an initial retention bonus in the amount of $125,000.00 (the "Initial Retention
Bonus"), upon Executive's execution of this Agreement.

          (b) During the Term hereof, the Company shall pay Executive an aggregate, monthly base salary (the "Base Salary"), at the rate of $16,666.00 per month, commencing as of the Effective
Date. Such Base Salary shall be paid in accordance with the Company's customary payroll practices from time to time in effect but no less frequently than in equal monthly payments.

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          (c)  In addition to the Initial Retention Bonus and the Base
Salary, the Company shall pay to Executive a monthly retention bonus in the amount of $20,715.00 per month (the "Monthly
Retention Bonus"), commencing June 1, 2001, and payable on the first payroll pay date in June 2001, and continuing monthly thereafter during the Term hereof.


     5.   Termination  of  Agreement.

          (a)  This Agreement shall terminate:

               (i) effective immediately upon the Executive's death ("Death");

               (ii) effective immediately upon the Executive becoming permanently disabled (a "Disability"). For purposes of this Agreement, Disability means that the Executive becomes mentally or physically incapacitated to such extent that he is unable for a period of more than 180 consecutive days to perform the essential functions of his job or position with the Company, even with reasonable accommodation;

               (iii)     effective upon written notice from the
Company to Executive, whether such termination is for Cause (as hereinafter defined) or otherwise, immediately unless another date is specified in such written notice;

               (iv) upon written notice from Executive to the Company only if such termination is for Good Reason (as hereinafter defined), effective immediately unless another date is specified in such written notice; or

               (v)  automatically on the expiration of the Term.

          (b)  As used in this Agreement, the term "Termination
Date" means the effective date on which the Executive's employment is terminated as set forth in Paragraph 5(a) above.

          (c)  As used in this Agreement, the term "Cause" means:

               (i) gross negligence or willful misconduct or malfeasance or the commission of an act constituting dishonesty or other act of material misconduct by Executive that affects the Company, its business, Executive's employment or Executive's business reputation;

               (ii) any violation of the covenants set forth in Paragraphs 6 or 7 of this Agreement, or any covenants of the Non-
Disclosure and Invention Agreement between Executive and the Company, a copy of which is attached as Exhibit A hereto, provided that the Company acts in a bona fide manner; or

               (iii)     any other intentional and material
breach of this Agreement by Executive (which would include, but is not limited to, the material failure of Executive to perform the duties reasonably assigned to him hereunder by the Board), which is not cured within thirty (30) days after written notice from the Company.

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          (d)  As used in this Agreement, the term "Good Reason"
means:

               (i)  a Change of Control as defined in paragraph
5(e) hereof;

               (ii) the Company's material breach of this Agreement, which is not cured within thirty (30) days after written notice from Executive;

               (iii) the Company requests that Executive move, or Executive is required in performing his duties hereunder to move, his principal place of residence outside of the metropolitan Dallas, Texas area, or the Company relocates its principal place of business outside the metropolitan, Dallas, Texas area. For purposes hereof, a requirement that an Executive spend a majority of his business time for a period of three months or more in a particular metropolitan area other than outside of the metropolitan Dallas area shall be deemed a request that Executive move. The Company agrees that, if it requests the Executive to make such a move and Executive declines the request, such declination will not, in and of itself, constitute any basis for a determination of termination by the Company for Cause; or

               (iv) any demotion or material adverse reduction in Executive's title, authority or duties.

          (e) As used in this Agreement, the term "Change of Control" shall have occurred if (i) a "Change in Control" as defined in the Company's 1999 Long Term Incentive Plan as amended through the date hereof, occurs or (ii) to the extent Executive has not agreed in writing, as a result of a transaction or a series of related transactions, the Company's shareholders or its affiliates' shareholders immediately prior to such transaction(s), own in the aggregate, directly or indirectly, securities representing less than 30% of the combined voting power of the Company's then outstanding securities.

          (f) If the Executive's employment is terminated in any of the ways provided in Paragraph 5(a), then:

               (i) this Agreement and all Executive's and the Company's rights and obligations under this Agreement will terminate immediately, except those set forth in Paragraphs 6, 7, 8 and 11 hereof, and Exhibit A hereto, and

               (ii) if Executive's employment is terminated by the Company prior to the expiration of the Term without Cause, or by the Executive for Good Reason, then the Executive or his estate, as the case may be, will be entitled to the following:

                    (A)  a cash lump sum payable within 15 days
after the Termination Date equal to all then unpaid Base Salary and Monthly Retention Bonus otherwise due hereunder, through December 31, 2001; and

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                    (B)  each of the stock options potentially
exercisable for shares of common stock of the Company (collectively, "Options") then held by Executive, whether heretofore or hereafter granted, and whether granted under the Company's 1999 Incentive Stock Option Plan (the "Plan") or not, which have not lapsed shall become immediately and fully vested and exercisable (if not already vested and exercisable) by Executive for the remainder of the exercise period established under the Plan or other operative document(s), as the case may be, notwithstanding any provisions to the contrary contained in resolutions granting, or agreements governing, the Options; or

               (iii)     if Executive's employment is terminated
(1) because of Death pursuant to Paragraph 5(a)(i), (2) because of Disability pursuant to Paragraph 5(a)(ii), (3) by the Company with Cause, (4) by the Executive without Good Reason or (5) automatically at the expiration of the Term, then Executive or his estate, as the case may be, will be entitled to the following, without more:

                    (A)  all Base Salary and Monthly Retention
Bonuses earned or accrued by Executive through the Termination
Date but unpaid (with any accrued portion to be prorated); and

                    (B)  all other rights and benefits Executive
or his estate may have under any of the Company's employee, group or senior executive plans, including the right to exercise vested stock options. These rights and benefits will be determined according to such plan's and program's terms and conditions, with any outstanding vacation rights to be prorated and compensated to the date of termination.

          (g) Notwithstanding anything in this Section 5 or elsewhere in this Agreement to the contrary, nothing in this Agreement shall be construed to limit the Company's rights or remedies in the event Executive shall breach this Agreement by terminating his employment with the Company without Good Reason prior to the expiration of the Term.

     6.   Nondisclosure and Invention Covenants, and Intellectual
Property.

          Executive acknowledges that he may have access to certain confidential information of the Company and agrees to the continuing effect of the Non-Disclosure and Invention Agreement attached hereto as Exhibit A, the terms of which are deemed incorporated herein.

     7.   Inducement of Clients.

          During the term hereof, and during the Restricted Period (as defined below) if upon termination of employment, Executive receives the payments and rights set forth in Paragraph 5(f)(ii) hereof or is otherwise compensated on a comparable economic basis following such termination, Executive hereby agrees that he shall not, directly or indirectly, solicit or interfere, for the benefit of any Competing Business (as defined below) or in any manner materially detrimental to the Company, with the Clients (as defined below), employees and business relationships of the Company. Executive agrees that the restrictions set forth herein with respect to solicitation of Clients shall apply to entities listed on Exhibit B hereto for a period of

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six months after the Termination Date without any requirement that Executive receive any payments attributable to any post-termination period under Section 5(f)(ii) if Executive's termination is by the Company for Cause or by Executive without Good Reason. The term "Restricted Period" shall mean the period beginning on the Termination Date and ending twelve months thereafter. The term "Competing Business" shall mean any business enterprise which is engaged in the Business of the Company (as defined below) in any area of the world in which the Company or any of its affiliates are conducting business on the date of Executive's termination. The term "Clients" shall mean any individual, proprietorship, partnership, corporation, association, or other entity that is served by the Company or its affiliates during the term hereof or during the Executive's employment with the Company under the Prior Employment Agreement, or with whom the Company entered or enters into meaningful discussions with the view to securing business from such individual or entity during either such time period. The term "Business of the Company" shall mean the type of business engaged in by the Company at the time of Executive's termination, including, without limitation, the software and systems development and operations related to the telemarketing or fulfillment business for the foregoing provisions. If Executive engages in any of the following acts he shall be considered to have violated this covenant:

          (a) solicits or attempts to induce any Client or prospective Client to withdraw, curtail, divert, or cancel its business or any agreements with the Company or its affiliates;

          (b) solicits or attempts to induce any employee of the Company or its affiliates to terminate his or her employment therewith;

          (c) solicits or attempts to induce any independent contractor providing services on behalf of the Company or its affiliates to terminate his or her business relationship therewith;

          (d) develops any materials utilizing the confidential information of the Company or its affiliates, except for the benefit of the Company or its affiliates, but only if such information is not a matter of public knowledge; or

          (e) intentionally or knowingly disrupts the Company's or its affiliates' existing business relationships.

     8.   Remedies.

          Without limiting any other rights of the Company, in the event of a breach or threatened breach by Executive of any provision in Paragraphs 6 or 7 hereof (including Exhibit A), the Company shall be entitled to (i) relief by temporary restraining order, temporary injunction, permanent injunction or otherwise, as issued by a court of law or equity, (ii) recovery of all reasonable attorneys' fees and costs incurred by the Company in obtaining such relief, and (iii) any other legal and equitable relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach or threatened breach or violation. Subject to applicable rules prohibiting the splitting of claims, and requiring the aggregation of known causes of action, (a) the Company may pursue any remedy available to it, including declaratory relief, concurrently or consecutively in any order as to any breach,

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violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy, and
(b) the Company has the right to pursue partial enforcement and/or to seek declaratory relief regarding the enforceable scope of this Agreement without penalty and without waiving the Company's right to pursue any other available remedy subsequent to or concurrently with declaratory relief. The provisions of this Paragraph 8 shall not in any manner limit the rights and remedies available to the Company for any breach of the terms of this Agreement.

     9.   Successors; Binding Agreement.

          (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Failure of the Company to obtain such agreement prior to a date that is on or before the date of the Change of Control shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would receive hereunder if he were to terminate his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which such Change of Control becomes effective shall be deemed the Termination Date. As used in this Agreement, "Company" shall mean the Company as previously defined and any successor to its business and/or assets as aforesaid, which successor executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If the Executive should die after his termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no designee, to the Executive's estate.

     10. Nonalienation of Benefits. Except as may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by the Company.

     11.  Jurisdiction; Arbitration

          (a) EVERY DISPUTE ARISING BETWEEN THE PARTIES PURSUANT TO THIS AGREEMENT, THE NON-DISCLOSURE AND INVENTION AGREEMENT OR THE
PRIOR EMPLOYMENT AGREEMENT (OTHER THAN ONE IN WHICH A PARTY IS
SEEKING INJUNCTIVE RELIEF THEREUNDER, INCLUDING ALL CLAIMS AND
MATTERS ANCILLARY THERETO, WHICH SHALL BE HEARD BY A COURT OF

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COMPETENT JURISDICTION IN DALLAS, TEXAS) SHALL BE SOLELY AND
FINALLY SETTLED BY ARBITRATION CONDUCTED IN DALLAS, TEXAS IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES (THE "RULES") OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"). THE PARTY REQUESTING ARBITRATION (THE "PETITIONER") SHALL SERVE UP THE OTHER PARTY (THE "RESPONDENT") A WRITTEN DEMAND FOR ARBITRATION STATING WHAT THE PETITIONER CONTENDS IS THE SUBSTANCE OF THE CONTROVERSY, DISPUTE OR CLAIM; THE DEMAND MADE BY THE PETITIONER; AND THE NAME AND ADDRESS OF THE ARBITRATOR APPOINTED BY IT. THE RESPONDENT SHALL, WITHIN FIFTEEN (15) DAYS AFTER RECEIPT OF SUCH DEMAND, APPOINT AN ARBITRATOR AND NOTIFY THE PETITIONER OF HIS APPOINTMENT, AND THE TWO ARBITRATORS SHALL APPOINT A THIRD ARBITRATOR. IF THE ARBITRATORS APPOINTED BY THE PARTIES FAIL TO APPOINT A THIRD ARBITRATOR WITHIN FIVE (5) DAYS OF THE APPOINTMENT OF THE SECOND ARBITRATOR, EITHER ARBITRATOR OR ANY PARTY, MAY APPLY TO THE AAA FOR APPOINTMENT OF THE THIRD ARBITRATOR IN ACCORDANCE WITH THE RULES. SHOULD THE RESPONDENT FAIL OR REFUSE TO APPOINT AN ARBITRATOR WITHIN FIFTEEN (15) DAYS, THE SINGLE ARBITRATOR SHALL APPLY TO THE AAA FOR APPOINTMENT OF TWO ARBITRATORS IN ACCORDANCE WITH THE PROVISIONS OF THE RULES. THE PARTIES SHALL ABIDE BY ALL AWARDS AND DECISIONS MADE BY ANY TWO OF THE THREE ARBITRATORS AND SAID DECISIONS MAY BE ENFORCED AND EXECUTED UPON IN ANY COURT HAVING JURISDICTION OVER THE PARTIES AGAINST WHOM ENFORCEMENT OF SUCH AWARD IS SOUGHT. THE DECISION OR AWARD AGREED TO BY ANY TWO OF THE THREE ARBITRATORS SHALL INCLUDE, AS PART OF THEIR AWARD, (I) WHAT AMOUNT OF ADMINISTRATIVE CHARGES, ARBITRATORS' FEES, AND RELATED EXPENSES OF SUCH ARBITRATION EACH OF THE PARTIES SHALL PAY, (II) WHETHER AND TO WHAT EXTENT ANY PARTY SHALL BE RESPONSIBLE FOR THE LEGAL FEES INCURRED BY ANOTHER PARTY INVOLVED IN AN ARBITRATION HEREUNDER AND (III) WHETHER INTEREST OR SIMILAR CHARGES ARE EQUITABLE UNDER THE CIRCUMSTANCES AND SHOULD BE ADDED TO THE AMOUNT OF ANY DAMAGES AWARDED BY THE ARBITRATORS TO A PARTY INVOLVED IN THE ARBITRATION.

          (b) THE ARBITRATOR OR ARBITRATORS SHALL NOT BE EMPOWERED TO AWARD DAMAGES IN EXCESS OF COMPENSATORY DAMAGES (WHICH
COMPENSATORY DAMAGES INCLUDE REASONABLE ATTORNEYS FEES AND EXPERT
WITNESS FEES), AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT
TO RECOVER SUCH DAMAGES (INCLUDING, WITHOUT LIMITATION, PUNITIVE
DAMAGES) IN ANY FORUM.

     12. Modification. No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

     13. Withholding. The compensation provided to the Executive pursuant to this Agreement shall be subject to any withholdings and deductions required by any applicable income and employment federal, state and local tax laws. In the event the Company fails to

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withhold such sums for any reason, it may require the Executive to promptly remit to the Company sufficient cash to satisfy applicable income and employment withholding taxes.

     14. Notices. Any notice or request herein required or permitted to be given to either party hereunder shall be given in writing and shall be personally delivered or sent to such party by prepaid mail at the address of such party set forth below or at such other address as such party may designate by written communication to the other parties to this Agreement:

          If to Executive:    David E. Bowe
                              4016 Cotswold Court
                              Dallas, Texas 75220
                              Telefax: (214) 654-9482

          If to the Company:  Ascendant Solutions, Inc.
                              Galleria North, Tower II
                              13727 Noel Road, Suite 500
                              Dallas, Texas  75240
                              Attention: Chairman
                              Telefax:  (469) -374-6295

     Each notice given in accordance with this paragraph shall be deemed to have been given, if personally delivered, on the date personally delivered or, if mailed, on the fifth day following the day on which it is deposited in the United States mail, certified mail, return receipt requested, with postage prepaid.

     15. Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms of provisions hereof.

     16. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in effect thereto as may be possible and yet be legal, valid, and enforceable.

     17. Entire Agreement; Survival. Except for the Non-Disclosure and Invention Agreement attached hereto as Exhibit A, the terms of which shall continue in full force and effect, this Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Executive's termination of employment and the termination of this Agreement.

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     18.  Attorneys' Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, or to resolve any dispute hereunder, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he or it may be entitled.

     19. Waivers. One or more waivers of any covenant, term, or provision of this Agreement by either party hereto shall not be construed as a waiver of the breach of any other covenant, term, or provision. The consent or approval of either party hereto with respect to the act of the other party hereto shall not be deemed to waive or render unnecessary consent to or approval of any subsequent waiver of either party's rights to insist upon strict compliance with the terms hereof.

     20. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect by the laws of the State of Texas.

     21. Attorney Consultation; Fees. The Executive has had an opportunity to consult independently with an attorney of his choosing prior to executing this Agreement, and the Company agrees to pay up to $5,000.00 of the reasonable and necessary attorneys' fees actually incurred by Executive in connection with the negotiation and preparation of this Agreement.


                    [Signature page follows]


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     EXECUTED to be effective as of the date first above written.

                              ASCENDANT SOLUTIONS, INC.



                              By:    /s/ Jonathan Bloch
                                 -----------------------------
                                  Jonathan Bloch, Chairman



                              EXECUTIVE:



                                  /s/   David E. Bowe
                              ----------------------------------
                              David E. Bowe



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